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                                                                    EXHIBIT 11.1

                            THE GYMBOREE CORPORATION

                     COMPUTATION OF INCOME (LOSS) PER SHARE

                                                                        FISCAL YEAR ENDED
                                                            -----------------------------------------
                                                            JANUARY 29,    JANUARY 30,    JANUARY 31,
                                                               2000           1999           1998
                                                            -----------    -----------    -----------
                                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net Income (Loss).........................................   $(10,600)       $ 6,241        $35,170
                                                             ========        =======        =======
Weighted average number of shares of Common Stock
  outstanding during the period:
Common Stock..............................................     24,315         24,164         24,302
  Add incremental shares from assumed exercise of stock
     options(1)...........................................         --             63            698
                                                             --------        -------        -------
Weighted average common and common equivalent shares
  outstanding.............................................     24,315         24,227         25,000
                                                             ========        =======        =======
Basic Income (Loss) Per Share.............................   $  (0.44)       $  0.26        $  1.45
                                                             ========        =======        =======
Diluted Income (Loss) Per Share...........................   $  (0.44)       $  0.26        $  1.41
                                                             ========        =======        =======

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(1) Options to purchase weighted average shares totaling 75 for the 52 weeks ended January 29, 2000 were not included in the computation of diluted income (loss) per share because to do so would have been antidilutive.